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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY













                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             U.S. TECHNOLOGIES INC.,

                          USXX ACQUISITION CORPORATION

                                       AND

                             ON-SITE SOURCING, INC.

                         DATED AS OF SEPTEMBER 27, 2000

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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the 27th day of September, 2000, by and among U.S. TECHNOLOGIES INC., a Delaware corporation ("USXX"), USXX ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of USXX ("Newco"), and ON-SITE SOURCING, INC., a Delaware corporation ("ONSS").

                                    RECITALS

         WHEREAS, the Board of Directors of each of USXX, Newco and ONSS has approved and deems it advisable and in the best interests of its stockholders to consummate the merger of ONSS with and into Newco upon the terms and subject to the conditions set forth herein; and

         WHEREAS, in furtherance thereof, the Board of Directors of each of USXX, Newco and ONSS has approved this Agreement and the merger (the "Merger") of ONSS with and into Newco, with Newco being the surviving corporation;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, USXX, Newco and ONSS hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate"-- with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Applicable Contract"-- any Contract (a) under which ONSS has any rights, (b) under which ONSS has any obligation or liability, or (c) by which ONSS or any of the assets owned or used by it is bound.

         "Average Trading Price"-- of USXX Common Stock, as of any date, will equal the average of the reported closing market prices of such stock for the twenty consecutive trading days ending on the third trading day prior to such date (counting from and including the trading day immediately preceding such date). The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked


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prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the NASDAQ (OTC) or the principal national securities exchange on which USXX Common Stock is listed or admitted to trading.

         "CERCLA"-- the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Closing Date"-- the date on which the Closing actually takes place.

         "Contract"-- any agreement, contract, document, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding.

         "DGCL"-- the Delaware General Corporation Law.

         "Encumbrance"-- any charge, adverse claim, lien, mortgage, pledge, security interest or other encumbrance.

         "Environment"-- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental Law"-- any applicable Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (d) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; or

         (e) making responsible parties pay private parties, or groups of them, for damages done to their health by reason of Releases of Hazardous Materials or to the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or for damages to natural resources.


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         "ERISA"-- the Employee Retirement Income Security Act of 1974, as
amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

         "Exchange Act"-- the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

         "Facilities"-- any real property, leaseholds, or other interests currently or formerly owned or operated by ONSS and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by ONSS.

         "Final Order"-- an action by a Governmental Body as to which: (a) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regulation for filing any request for such stay, such time period has passed; (b) no petition for rehearing, reconsideration or application for review of the action is pending and the time for filing any such petition or application has passed; (c) such Governmental Body does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or a request for stay by a court of the Governmental Body's action is pending or in effect and the deadline for filing any such appeal or request has passed.

         "GAAP"-- generally accepted United States accounting principles, applied on a consistent basis.

         "Governmental Authorization"-- any approval, consent, license, franchise, certificate of public convenience and necessity, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"-- any:

         (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

         (b)      federal, state, county, local, municipal or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

         (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Hazardous Activity"-- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, any other act,


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business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or ONSS.

         "Hazardous Materials"-- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IRC"-- the Internal Revenue Code of 1986, as amended.

         "IRS"-- the Internal Revenue Service or any successor agency.

         "Knowledge"-- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person or any material Subsidiary of it has actual knowledge of such fact or other matter.

         "Legal Requirement"-- any federal, state, county, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, tariff, franchise agreement, statute or treaty.

         "Material Contract"-- a Contract involving a total commitment by or to any party thereto of at least $50,000 on an annual basis or at least $100,000 on its remaining term which cannot be terminated on no more than sixty (60) days' notice without penalty or additional cost to ONSS as the terminating party.

         "Meyerson Warrant"-- redeemable ONSS Common Stock Purchase Warrant granted by ONSS to M.H. Meyerson & Co., pursuant to the Underwriting Agreement among ONSS, certain selling security holders named therein and M.H. Meyerson & Co., Inc., dated as of July 9, 1996, and amended by a letter agreement dated March 4, 1999, which letter agreement became effective February 19, 1999.

         "ONSS Balance Sheet"-- the audited balance sheet of ONSS at December 31, 1999 (including the notes thereto), provided by ONSS to USXX as part of the ONSS Financial Statements.

         "ONSS Common Stock"-- the common stock, par value $0.01 per share, of ONSS.

         "ONSS Disclosure Schedule"-- the disclosure schedule delivered by ONSS to USXX concurrently with the execution and delivery of this Agreement.


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         "ONSS Material Adverse Effect"-- a material adverse effect (i) on the assets, business, operations, financial condition or results of operations of ONSS, or (ii) on the ability of ONSS to consummate the Merger in accordance with this Agreement.

         "ONSS Permitted Liens"-- Encumbrances securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) incurred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; in the case of leased real property, Encumbrances (not attributable to ONSS as lessee) affecting the landlord's (and any underlying landlord's) interest in any leased real property; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have an ONSS Material Adverse Effect.

         "ONSS Units"-- the units comprised of two shares of ONSS Common Stock and one warrant to purchase one share of ONSS Common Stock.

         "Order"-- any award, decision, decree, injunction, judgment, order, writ, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business"-- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action and authorization therefor is consistent with the past practices of such Person and with such Person's policies in effect as of the date of this Agreement and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Organizational Documents"-- (a) the articles or certificate of incorporation or organization and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and the members, operating or similar agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

         "Person"-- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, organized group of persons, entity of any other type, or Governmental Body.

         "Proceeding"-- any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Related Documents"-- any Contract provided for in this Agreement to be entered into by one or more of the parties hereto or their respective Subsidiaries in connection with the Merger.


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         "Release"-- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative"-- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SEC"-- the United States Securities and Exchange Commission or any successor agency.

         "Securities Act"-- the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

         "Subsidiary"-- with respect to any Person (the "Owner"), any Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of ONSS.

         "Tax"-- any tax (including any income tax, capital gains tax, value-added tax, sales and use tax, transfer tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "Tax Return"-- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax, including any amendment thereto.

         "Threatened"-- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a director or officer of a comparable company to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

         "USXX Balance Sheet"-- the audited consolidated balance sheet of USXX at December 31, 1999 (including the notes thereto), provided by USXX to ONSS as part of the USXX Financial Statements.


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         "USXX Common Stock"-- the common stock, par value $0.02 per share, of
USXX.

         "USXX Disclosure Schedule"-- the disclosure schedule delivered by USXX to ONSS concurrently with the execution and delivery of this Agreement.

         "USXX Material Adverse Effect"-- a material adverse effect (i) on the assets, business, operations, financial condition or results of operations of USXX and its Subsidiaries, taken as a whole, or (ii) on the ability of USXX to consummate the Merger in accordance with this Agreement.

         SECTION 1.2 OTHER DEFINED TERMS. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

               TERM                                    SECTION
               ----                                    -------
               Agreement                               Introductory Paragraph
               Business Combination                    6.1(h)(5)
               Cash Consideration                      3.1(a)
               Cash Election                           3.1(b)
               Cash Election Number                    3.1(b)
               Cash Election Shares                    3.1(c)
               Cash Fraction                           3.1(c)
               Charter Amendment                       7.1(m)
               Certificates                            3.2(b)
               Closing                                 2.3
               Confidentiality Agreement               6.1(c)(1)
               Dissenting Shares                       3.3
               Effective Time                          2.2
               Election Deadline                       3.2(b)
               Exchange Ratio                          3.1(a)
               Form of Election                        3.2(b)
               Indemnified Parties                     9.1(a)
               Initial Termination Date                8.1(i)
               Merger                                  Recitals
               Merger Consideration                    3.1(a)
               ONSS                                    Introductory Paragraph
               ONSS Benefit Plans                      5.17(a)
               ONSS Commonly Controlled Entity         5.17(e)
               ONSS Convertible Securities             3.6(a)
               ONSS Diluted Shares                     3.1(a)
               ONSS Financial Statements               5.8
               ONSS Meeting                            6.1(j)(1)
               ONSS Options                            3.4
               ONSS Public Warrants                    3.5
               ONSS Proxy Statement                    4.17


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               ONSS SEC Documents                      5.8
               ONSS Stockholders' Approval             5.22
               Paying Agent                            3.2(a)
               PBGC                                    4.13(b)
               Registration Statement                  4.17
               Rule 145 Affiliates                     6.1(k)
               Rule 145 Letters                        6.1(k)
               Stock Consideration                     3.1(a)
               Superior Proposal                       6.1(h)(5)
               Surviving Corporation                   2.1
               Third Party Beneficiary                 10.11
               USXX                                    Introductory Paragraph
               USXX Benefit Plans                      4.13(a)
               USXX Commonly Controlled Entity         4.13(e)
               USXX Financial Statements               4.8
               USXX Meeting                            6.2(k)
               USXX Proxy Statement                    4.17
               USXX SEC Documents                      4.8
               USXX Stockholders' Approval             4.18


                                   ARTICLE II

                         THE MERGER; OTHER TRANSACTIONS

         SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, ONSS will be merged with and into Newco in accordance with the laws of the State of Delaware. As a result of the Merger, the separate existence of ONSS shall cease and Newco will be the surviving corporation in the Merger (the "Surviving Corporation"). In connection with the Merger, Newco will amend its certificate of incorporation to change its name to "On-Site Sourcing, Inc." and will continue its corporate existence under the laws of the State of Delaware. The Merger will have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Merger, all the property, rights, privileges, immunities, powers and franchises of Newco and ONSS will vest in the Surviving Corporation and all obligations, duties, debts and liabilities of ONSS and Newco will be the obligations, duties, debts and liabilities of the Surviving Corporation.

         SECTION 2.2 EFFECTIVE TIME OF THE MERGER. On the Closing Date, with respect to the Merger, a duly executed certificate of merger complying with the requirements of the DGCL will be filed with the Secretary of State of the State of Delaware. The Merger will become effective upon filing the certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time").

         SECTION 2.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article VIII hereof, the closing of the


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transactions contemplated by this Agreement (the "Closing") will take place at
10:00 a.m., Eastern Time, on the Closing Date to be specified by the parties, which shall be no later than the tenth business day after satisfaction or, if permissible, waiver of all of the conditions set forth in Article VII hereof (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), at the offices of Fleischman and Walsh, L.L.P., Washington , D.C., counsel to USXX, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 2.4 CERTIFICATE OF INCORPORATION; BYLAWS. Pursuant to the Merger, the certificate of incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and (ii) the bylaws of Newco as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law.

         SECTION 2.5 DIRECTORS AND OFFICERS. The directors of Newco immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of ONSS immediately prior to the Effective Time will be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. Immediately after the consummation of the Merger, Christopher J. Weiler and Allen Outlaw will be elected or appointed as members of the Board of Directors of USXX.

                                   ARTICLE III

                              CONVERSION OF SHARES

         SECTION 3.1 EFFECT OF THE MERGER. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of ONSS Common Stock:

         (a) Each issued and outstanding share of ONSS Common Stock (either separately or as part of the ONSS Units) (other than Dissenting Shares) will be converted into the right of each holder thereof to receive either (i) that number of fully paid and nonassessable shares of USXX Common Stock (the "Stock Consideration") equal to (A) (x) 35,000,000 divided by (y) the sum of the number of shares of ONSS Common Stock outstanding immediately prior to the Effective Time (either separately or as part of the ONSS Units), the number of shares of ONSS Common Stock subject to issuance pursuant to the Meyerson Warrant to the extent not exercised prior to the Effective Time (but not including shares of ONSS Common Stock subject to issuance pursuant to the underlying warrants included in such Meyerson Warrant units) and the number of shares of ONSS Common Stock subject to issuance pursuant to ONSS employee stock options outstanding immediately prior to the Effective Time (collectively, the "ONSS Diluted Shares") divided by (B) the Stock Conversion Reference (the "Exchange Ratio"), or (ii) upon a valid Cash Election as provided in Section 3.1(b), cash, without interest, equal to (x) $35,000,000 divided by
                  (y) the


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                  number of ONSS Diluted Shares (the "Cash Consideration"),
                  subject to the limitations set forth in Section 3.1(b), 3.1(c) and 3.1(e). In the case of the consideration to be received by the holders of ONSS Common Stock in the aggregate, "Merger Consideration" shall mean the Cash Consideration together with the Stock Consideration. In the case of the consideration to be received by an individual holder of ONSS Common Stock, "Merger Consideration" shall mean the Cash Consideration and/or the Stock Consideration to be received by such holder, as the case may be.

"Stock Conversion Reference" shall be equal to: (i) 1, if the Average Trading Price of USXX Common Stock as of the Closing Date is greater than or equal to $0.90 but less than $1.15; (ii) the number equal to the Average Trading Price of USXX Common Stock as of the Closing Date, if such Average Trading Price of USXX Common Stock as of the Closing Date is greater than or equal to $0.75 but less than $0.90; (iii) 0.75, if the Average Trading Price of USXX Common Stock as of the Closing Date is less than $0.75; or (iv) 1.15, if the Average Trading Price of USXX Common Stock as of the Closing Date is greater than or equal to $1.15.

         (b) Subject to the immediately following sentence and to Section 3.1(c) and 3.1(e), each record holder of shares of ONSS Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash, in lieu of Stock Consideration, for all or any part of such shares of ONSS Common Stock (a "Cash Election"). Notwithstanding the foregoing, the aggregate number of shares of ONSS Common Stock that may be converted into the right to receive cash consideration shall not exceed the Cash Election Number. All shares of ONSS Common Stock not covered by a properly given Cash Election shall, except as provided in Section 3.1(g), be converted solely into shares of USXX Common Stock.

                  "Cash Election Number" shall equal the lesser of:

                  (i) the number obtained by subtracting (A) the sum of (a) the number of shares of ONSS Common Stock to be exchanged for cash in lieu of fractional shares pursuant to Section 3.1(f) and (b) the number of Dissenting Shares, from (B) 50% of the number of shares of ONSS Common Stock outstanding immediately prior to the Effective Time; and

                  (ii) the number obtained by subtracting (A) the sum of (a) the number of shares of ONSS Common Stock to be exchanged for cash in lieu of fractional shares pursuant to Section 3.1(f), and (b) the number of Dissenting Shares, from (B) 12,000,000 divided by the Cash Consideration.

         (c) If the aggregate number of shares of ONSS Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and


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                  the denominator of which shall be the total number of Cash
                  Election Shares, and (ii) a number of shares of USXX Common Stock equal to the product of (a) the Exchange Ratio and (b) a fraction equal to one minus the Cash Fraction.

         (d)      USXX will make all computations to give effect to this Section
                  3.1 promptly in accordance with the provisions of Section 3.2.

         (e) Each holder of ONSS Common Stock shall surrender all such holder's certificates formerly representing ownership of shares of ONSS Common Stock in the manner provided in Section
                  3.2. At the Effective Time, all such shares of ONSS Common Stock, shall no longer be outstanding and shall be canceled and automatically converted into the right to receive the Merger Consideration (and cash in lieu of fractional shares) therefor upon the surrender of such certificate in accordance with Section 3.2. Any payment made pursuant to this Section
                  3.1 shall be made net of applicable withholding taxes to the extent such withholding is required by law.

         (f) No fractional share of USXX Common Stock shall be issued in connection with the Merger. Each holder of shares of ONSS Common Stock shall be entitled to receive in lieu of any fractional share of USXX Common Stock to which such holder otherwise would have been entitled pursuant to this Section
                  3.1 (after taking into account all shares of ONSS Common Stock then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a share of USXX Common Stock to which such holder otherwise would have been entitled and (ii) the Cash Consideration. Payment of such amounts shall be made by USXX.

         (g) Pursuant to a Stock Election Agreement of even date herewith, among Christopher J. Weiler, Allen Outlaw and USXX, such individuals have irrevocably agreed to elect to receive all Stock Consideration and no Cash Consideration (other than cash in lieu of fractional shares) in exchange for all of the shares of ONSS Common Stock held by them at the Effective Time. Such individuals hold an aggregate of 567,000 shares of ONSS Common Stock as of the date hereof.

         (h) Notwithstanding any provision of this Agreement to the contrary, each share of ONSS Common Stock held in the treasury of ONSS immediately prior to the Effective Time shall be canceled and extinguished without conversion thereof.

         (i) Each share of common stock, par value $0.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation.


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         SECTION 3.2       EXCHANGE OF ONSS COMMON STOCK CERTIFICATES.


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         (a)      USXX's registrar and transfer agent, or such other bank or trust company as may be selected by USXX that is reasonably acceptable to ONSS, will act as paying agent ("Paying Agent") for the holders of ONSS Common Stock in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to USXX and ONSS.

         (b) At the Effective Time of the Merger, USXX will instruct the Paying Agent to promptly, and in any event not later than five
                  (5) business days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of ONSS Common Stock (the "Certificates"), whose shares of ONSS Common Stock were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration (and cash in lieu of fractional shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions consistent with this Agreement as USXX may reasonably specify), (ii) instructions (which shall provide that at the election of the surrendering holder Certificates may be surrendered, and payment therefor collected, by hand delivery) for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (and cash in lieu of fractional shares) and (iii) a form of election (the "Form of Election") to holders of record of shares of ONSS Common Stock as of the Closing Date to allow holders to elect either Cash Consideration, Stock Consideration or a combination thereof. Any election to receive Cash Consideration contemplated by
                  Section 3.1(c) will have been properly made only if the Paying Agent shall have received at its designated office or offices, by 4:00 p.m., Eastern Time, on the twentieth business day after the Closing Date (the "Election Deadline"), a Form of Election properly completed, as set forth in such Form of Election. An election may be revoked only by written notice received by the Paying Agent prior to the Election Deadline. USXX shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Section 3.2(b), and to disregard immaterial defects in Forms of Election, provided such discretion shall be exercised reasonably. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by USXX, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of ONSS Common Stock formerly represented by such Certificate (and cash in lieu of fractional shares). Holders of Certificates electing to receive solely Stock Consideration, or whose Cash Election is received after the Election Deadline, shall be mailed (or made available for collection by hand if so elected by the surrendering holder) their Merger Consideration within five (5) business days of receipt of their letter of transmittal. Holders of Certificates electing to receive any portion or all of their Merger Consideration as Cash Consideration prior to the Election Deadline shall be mailed (or made available for collection by hand if so elected by the surrendering holder) their Merger Consideration within ten business days after the Election Deadline. All Certificates surrendered shall be forthwith canceled. If payment of the Merger Consideration (and cash in lieu of fractional shares) is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration (and cash in lieu of fractional shares) to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate (other than Certificates representing ONSS Common Stock held by USXX or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and cash in lieu of fractional shares) as contemplated by this Section 3.2.

         (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional shares) deliverable in respect thereof as determined in accordance with this Article III, provided that the Person to whom the Merger Consideration (and cash in lieu of fractional shares) is paid shall, as a condition precedent to the payment thereof, give the Paying Agent a bond in such sum as it may ordinarily require and indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

         (d) After the Effective Time, the stock transfer books of ONSS shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of ONSS Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration (and cash in lieu of fractional shares) as provided in this Article III.

         (e) Neither USXX nor the Surviving Corporation shall be liable to any holder of ONSS Common Stock for Merger Consideration (and cash in lieu of fractional shares) properly delivered to a public official pursuant to any applicable abandonment, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares of ONSS Common Stock seven years after the Effective Time (or such earlier or later date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental
                  Body) shall, to the extent permitted by
                  applicable law, become the property of USXX, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         SECTION 3.3 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of ONSS Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration (and cash in lieu of fractional shares) pursuant to Section 3.1, but the holder thereof shall only be entitled to such rights as are granted by the DGCL. Notwithstanding the foregoing, if any holder of shares of ONSS Common Stock who demands appraisal of such shares under the DGCL shall effectively withdraw the request for appraisal or lose the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration and cash in lieu of fractional shares, without interest thereon, upon surrender of the certificate representing such shares. ONSS shall give USXX prompt notice of any demands received by ONSS for appraisal of ONSS Common Stock, and, prior to the Effective Time, USXX shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, ONSS shall not, except with the prior written consent of USXX, make any payment with respect to or offer to settle, any such demands.

        SECTION 3.4 ONSS OPTIONS AND THE MEYERSON WARRANT. Each outstanding option to purchase shares of ONSS Common Stock or other similar interest (collectively, the "ONSS Options") granted under any stock option plans or under any other plan or arrangement of ONSS, and the Meyerson Warrant, together with the applicable exercise prices, are disclosed in Section 5.2 of the ONSS Disclosure Schedule. ONSS Options, to the extent not exercised prior to the Effective Time, shall be converted into such number of options to purchase shares of USXX Common Stock as set forth in Section 3.6(a). Each outstanding Meyerson Warrant, to the extent not exercised prior to the Effective Time, shall be converted into such number of options as set forth in Section 3.6(b).

         SECTION 3.5 ONSS PUBLICLY TRADED WARRANTS. Each outstanding publicly traded warrant (separately or as part of the Units that include shares of ONSS Common Stock) to purchase shares of ONSS Common Stock for $6.00 per share (collectively, the "ONSS Public Warrants") which are not exercised prior to the date on which the Effective Time occurs shall be converted into such number of warrants to purchase shares of USXX Common Stock as set forth in
Section 3.6(a).

         SECTION 3.6 CONVERSION OF ONSS OPTIONS, ONSS PUBLIC WARRANTS AND THE MEYERSON WARRANT.

         (a) At the Effective Time, each ONSS Option and ONSS Public Warrant (each individually, an "ONSS Convertible Securities") then outstanding shall be automatically converted, without any further action on the part of any holder, into an option or warrant, as applicable, to purchase shares of USXX Common Stock. The expiration date of the warrants into which the ONSS Public Warrants are converted at the Effective Time shall be extended one year from the current expiration date of the ONSS Public Warrants. The number of shares of ONSS Common Stock that such holder shall be entitled to purchase upon exercise of such ONSS Convertible Security shall be equal to the number of shares of USXX Common Stock, rounded down to the nearest whole number, which is equal to the number of shares of ONSS Common Stock that were subject to such ONSS Convertible Security immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price equal to the per share exercise price of each such ONSS Convertible Security immediately prior to the Effective Time divided by the Exchange Ratio. Upon such exercise, a cash payment shall be made in lieu of any fractional share to which any holder otherwise would have been entitled to receive pursuant to this subsection (a).

         (b) At the Effective Time, each Meyerson Warrant then outstanding shall be automatically converted, without any further action on the part of any holder, into an option, with an exercise price equal to the exercise price per unit immediately prior to the Effective Time for such Meyerson Warrant, to purchase a new USXX unit consisting of (i) the number of shares of USXX Common Stock equal to two times the Exchange Ratio, rounded down to the nearest whole number, and (ii) a warrant to purchase the number of shares of USXX Common Stock equal to the Exchange Ratio, rounded down to the nearest whole number, at an exercise price in the case of such warrant equal to the per share exercise price of the warrant included in the Meyerson Warrant immediately prior to the Effective Time divided by the Exchange Ratio. The expiration date of the options into which the Meyerson Warrants are converted at the Effective Time (and the expiration date of the underlying warrants to be included in such options) shall be extended one year from the current expiration date of the Meyerson Warrants (and the current expiration date of the underlying warrants included in the Meyerson Warrants). Upon any such exercise, a cash payment shall be made in lieu of any fractional share to which any holder otherwise would have been entitled to receive pursuant to this subsection (b).

         (c)      Promptly after the Effective Time, USXX will file with the SEC
                  (i) a registration statement on Form S-8, registering the shares of USXX Common Stock issuable upon exercise of options into which the ONSS Options are converted pursuant to Section 3.6(a) and (ii) to the extent not included in the Registration Statement, an additional registration statement to register the shares of USXX Common Stock issuable upon the exercise of warrants into which the ONSS Public Warrants are converted pursuant to Section 3.6(a) and the new USXX units referenced in Section 3.6(b) and will use commercially reasonably efforts to cause such registration statements to remain effective for so long as such units, options and warrants remain outstanding.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF USXX

         USXX, as to USXX and its Subsidiaries, represents and warrants to ONSS that:

         SECTION 4.1 ORGANIZATION, EXISTENCE AND QUALIFICATION. Each of USXX and Newco is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement. Each of USXX and Newco is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation, except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect.

         SECTION 4.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of USXX consists of (i) 40,000,000 shares of USXX Common Stock, of which 29,059,286 shares were outstanding as of the close of business on September 26, 2000, and (ii) 10,000,000 shares of Preferred Stock, par value $0.02 per share, 1,000,000 shares of which are authorized as Series A Convertible Preferred Stock (the "Series A Stock"), 112,000 shares of which are authorized as Series B Mandatorily Convertible Preferred Stock (the "Series B Stock") and 8,750 shares of which are authorized as Series C Mandatorily Convertible Preferred Stock (the "Series C Stock," and, together with the Series A Stock and the Series B Stock, the "PREFERRED STOCK"). There are 625,000 shares of Series A Stock issued and outstanding, 112,000 shares of Series B Stock issued and outstanding and 5,184 shares of Series C Stock issued and outstanding. The issued and outstanding shares of USXX Common Stock and Preferred Stock have been validly issued and are fully paid and nonassessable. The shares of USXX Common Stock to be issued as the Merger Consideration, subject to the approval by the stockholders of USXX, and the effectiveness, of the Charter Amendment (as defined herein), have been duly authorized and reserved for issuance pursuant to this Agreement, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. Except as set forth in Section 4.2 of the USXX Disclosure Schedule, as of the date of this Agreement, no shares of USXX Common Stock are held, in treasury or otherwise, by USXX or any of its Subsidiaries, and there are no outstanding (i) securities convertible into USXX Common Stock or other capital stock of USXX or any of its material Subsidiaries,
(ii) warrants or options to purchase USXX Common Stock or other securities of USXX or any of its material Subsidiaries or (iii) commitments to issue shares of USXX Common Stock (other than pursuant to the Merger) or other securities of USXX or any of its material Subsidiaries.

         SECTION 4.3       SUBSIDIARIES; INVESTMENTS. Except as set forth in
Section 4.3 of the USXX Disclosure Schedule, as of the date of this Agreement, USXX has no Subsidiaries or investments in any Person except for marketable securities reflected in the USXX SEC Documents delivered to ONSS prior to the date of this Agreement, and USXX, either directly or through E2Enet, Inc., is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each material Subsidiary of USXX has been validly issued and is fully paid and nonassessable.

         SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Related Documents by USXX and Newco have been duly authorized by all requisite corporate action, except as of the date of this Agreement, for the USXX Stockholders' Approval and except as set forth in Section 4.18 of the USXX Disclosure Schedule. Subject to receipt of the USXX Stockholders' Approval and except as set forth in Section 4.18 of the USXX Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents by USXX and Newco will not result in a violation or breach of any term or provision of, constitute a default, or require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of USXX or Newco, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Contract to which USXX or Newco is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect. This Agreement constitutes, and the Related Documents to be executed by USXX when executed and delivered will constitute, valid and binding obligations of USXX and Newco, enforceable against USXX and Newco in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization or moratorium or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyance and preferential transfers and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         SECTION 4.5 GOVERNMENTAL APPROVALS. Except as set forth herein or in Section 4.5 of the USXX Disclosure Schedule, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by USXX and Newco is required to be obtained by USXX in connection with the execution and delivery by USXX and Newco of this Agreement or the Related Documents or the consummation by USXX and Newco of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect.

         SECTION 4.6 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

         (a) Except as set forth in Section 4.6 of the USXX Disclosure Schedule or specifically described in the USXX SEC Documents delivered to ONSS prior to the date of this Agreement, to the Knowledge of USXX, USXX is not in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect.

         (b) Except as set forth in Section 4.6 of the USXX Disclosure Schedule, and except for violations that could not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, USXX has, and is in compliance with, all Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

         SECTION 4.7       LEGAL PROCEEDINGS; ORDERS. Except as set forth in
Section 4.7 of the USXX Disclosure Schedule or as specifically described in the USXX SEC Documents delivered to ONSS prior to the date of this Agreement, there is no pending Proceeding:

         (a) that has been commenced by or against, or that otherwise relates to, USXX that is reasonably likely to have a USXX Material Adverse Effect; or

         (b) as of the date of this Agreement, to the Knowledge of USXX, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering in any material respect with, the Merger or any of the transactions contemplated hereby.

         To the Knowledge of USXX, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect. As of the date of this Agreement, USXX is not subject to any Orders that are, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect.

         SECTION 4.8 SEC DOCUMENTS. USXX has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to ONSS a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by USXX with the SEC since December 31, 1999 and through the Closing Date in substantially the form filed with the SEC (the "USXX SEC Documents"). Except as set forth in Section 4.8 of the USXX Disclosure Schedule, as of their respective dates, the USXX SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply when filed), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such USXX SEC Documents, and did not (or will not when filed) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of USXX included in the USXX SEC Documents (collectively, the "USXX Financial Statements") were (or will be when filed) prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present when filed) in all material respects the financial position of USXX as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

         SECTION 4.9 TAXES. Except as set forth in Section 4.9 of the USXX Disclosure Schedule:

         (a) USXX and its Subsidiaries have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and USXX and its Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where the failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect. As of the date of this Agreement, there are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of USXX or its Subsidiaries. As of the date of this Agreement, USXX and its Subsidiaries have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the USXX Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

         (b) Except for the proposed sale of its Prison Industry Enhancement business, USXX has no present plan or intention after the Merger to (i) sell or otherwise dispose of any of the assets of the Surviving Corporation, including the assets of ONSS acquired pursuant to the Merger, except for dispositions made in the ordinary course of business or to a corporation controlled by the Surviving Corporation within the meaning of Section 368(a)(2)(C) of the IRC, or (ii) reacquire any of the USXX Common Stock included in the Merger Consideration, other than repurchases in the open market pursuant to stock repurchase plans undertaken for reasons unrelated to the transactions contemplated by this Agreement.

         SECTION 4.10 INTELLECTUAL PROPERTY. USXX has no Knowledge of (i) any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect.

         SECTION 4.11 CONTRACTS. Except as described in Section 4.11 of the USXX Disclosure Schedule or as specifically described in the USXX SEC Documents delivered to ONSS prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect, all of USXX's Contracts are in full force and effect and neither USXX nor, to the Knowledge of USXX, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that, with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

         SECTION 4.12 INDEBTEDNESS. All outstanding principal amounts of indebtedness for borrowed money of USXX as of the date of this Agreement are set forth in Section 4.12 of the USXX Disclosure Schedule.

         SECTION 4.13 EMPLOYEE BENEFIT PLANS.

         (a) Except as set forth in Section 4.13 of the USXX Disclosure Schedule, each of the USXX Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "USXX Benefit Plans" shall mean all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements that are applicable to any employee, director or consultant of USXX or its Subsidiaries or maintained by or contributed to by USXX or its Subsidiaries.

         (b) Except as set forth in Section 4.13 of the USXX Disclosure Schedule, as to any USXX Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
                  Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation ss.4043 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred within the last six years, no notice of intent to terminate the USXX Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the USXX Benefit Plan, there has been no termination or partial termination of the USXX Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

         (c) There is no matter pending (other than qualification determination applications and filings and other required periodic filings) with respect to any of the USXX Benefit Plans before the IRS, the Department of Labor, the PBGC or before any other Governmental Body.

         (d) Except as set forth in Section 4.13 of the USXX Disclosure Schedule, each trust funding a USXX Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, has, whenever required by law, received a favorable determination letter from the IRS regarding such exempt status, and to the Knowledge of USXX has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

         (e) Except as set forth in Section 4.13 of the USXX Disclosure Schedule, with respect to any USXX Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA under which USXX has any current liabilities or, to the Knowledge of USXX, with respect to any such plan which within six years prior to the Closing Date, USXX or its Subsidiaries or any corporation, trade, business or entity under common control or being a part of an affiliated service group with USXX, within the meaning of Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("USXX Commonly Controlled Entity"), have had any liabilities, (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by USXX or any USXX Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of
                  Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under
                  Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of USXX, no action, omission or transaction has occurred with respect to any such plan or any other USXX Benefit Plan which could subject USXX or the plan or trust forming a part thereof to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Part 6 of ERISA and
                  Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of USXX, Threatened claims by or on behalf of any such plan or any other USXX Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine claims for benefits) which could result in a material liability to USXX and its Subsidiaries, taken as a whole, and (viii) neither USXX nor any USXX Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

         (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
                  (i) increase the amount of benefits otherwise payable under any USXX Benefit Plan, (ii) result in the acceleration of the time of eligibility to participate in any USXX Benefit Plan, or of any payment, exercisability, funding or vesting of any benefit under any USXX Benefit Plan, (iii) result in payment becoming due or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

          (g) USXX is not a party to any Contract nor has it established any policy or practice, which would require USXX to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for USXX during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

         (h) Except as otherwise set forth in Section 4.13 of the USXX Disclosure Schedule, each USXX Benefit Plan which is an "employee welfare benefit plan," as such term is defined in
                  Section 3(1) of ERISA, may by its terms be unilaterally amended or terminated in its entirety without any liability being incurred by USXX or any Affiliate of USXX, except as to benefits accrued thereunder prior to such amendment or termination.

         (i) As of the date of this Agreement, USXX has not contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years and has no outstanding liability with respect to any such plan.

         (j) Section 4.13 of the USXX Disclosure Schedule contains a true and complete list of each USXX Benefit Plan, and any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus, or other contract for personal services with respect to which USXX has any liabilities with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer or owner of 5% or more of the stock of USXX or family member of any such director, officer or stockholder, or any plan, agreement, arrangement or understanding similar to any of the foregoing. Except as set forth in Section 4.2 of the USXX Disclosure Schedule, there are no outstanding options to purchase USXX capital stock or other securities. USXX has made available to ONSS a complete and correct copy of each USXX Benefit Plan (or written summary of any unwritten USXX Benefit Plan), and with respect to each USXX Benefit Plan, the current summary plan description, related trust agreements, related insurance contracts, the latest IRS determination letter, the last three annual reports on Form 5500 series (including all required schedules), and the most recent actuarial report and annual financial statements.

         SECTION 4.14 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.14 of the USXX Disclosure Schedule or as specifically described in the USXX SEC Documents delivered to ONSS prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a USXX Material Adverse Effect:

         (a) To the Knowledge of USXX, USXX and any Person for whose conduct USXX is reasonably likely to be held responsible, is currently and at all times has been, in material compliance with any Environmental Law. USXX has not received any Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law by USXX, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by USXX or any other Person for whose conduct USXX may be held responsible were transported for disposal; and

         (b) There are no pending, or to the Knowledge of USXX Threatened, claims against USXX arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which USXX has or had a direct or indirect interest (including by ownership or use).

         SECTION 4.15 NO MATERIAL ADVERSE CHANGE. Except as described in the USXX SEC Documents that have been provided to ONSS prior to the date of this Agreement, since the date of the USXX Balance Sheet, there has not been any USXX Material Adverse Effect, except that any USXX Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which USXX operates or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

         SECTION 4.16 BROKERS. Except as set forth in Section 4.16 of the USXX Disclosure Schedule, USXX is not a party to, or in any way obligated under any Contract, and there are no outstanding claims against USXX, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

         SECTION 4.17 PROXY STATEMENT; REGISTRATION STATEMENT. None of the information supplied or to be supplied to ONSS by or on behalf of USXX for inclusion in the proxy statement, in definitive form, relating to the ONSS Meeting to be held in connection with the Merger (the "ONSS Proxy Statement"), supplied or to be supplied by or on behalf of USXX in the proxy statement(s), in definitive form, relating to the USXX Meeting(s) (as defined in Section 6.2(k)(1)) to be held in connection with the Charter Amendment and, if USXX in its sole discretion determines it is advisable, the Merger (individually or collectively, the "USXX Proxy Statement"), or supplied by or on behalf of USXX in the Registration Statement on Form S-4 (and any amendments thereto) to be filed by USXX with the SEC pursuant to the Securities Act to register the shares of USXX Common Stock constituting the Stock Consideration (the "Registration Statement") will, in the case of the Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the ONSS Proxy Statement is first mailed to ONSS' stockholders, at any time the ONSS Proxy Statement is amended or supplemented, at the time of the ONSS Meeting and at the Effective Time, and in the case of the ONSS Proxy Statement, at the date the ONSS Proxy Statement is first mailed to ONSS' stockholders, at any time the ONSS Proxy Statement is amended or supplemented and at the time of the ONSS Meeting, and in the case of the USXX Proxy Statement, at the date the USXX Proxy Statement is first mailed to

USXX's shareholders, at any time the USXX Proxy Statement is amended or supplemented and at the time of the USXX Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form and in substance in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The USXX Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

         SECTION 4.18 VOTES REQUIRED. The Board of Directors of USXX has adopted resolutions approving the Charter Amendment and recommending the approval of such amendment to the USXX stockholders. Holders representing a majority of the Series A Stock have adopted resolutions approving the Charter Amendment, this Agreement and the transactions contemplated hereby. At the USXX Meeting(s), USXX will seek the approval by the holders of a majority of the outstanding shares of USXX Common Stock of the Charter Amendment and, if USXX in its sole discretion determines it is advisable, the Merger (collectively, the "USXX Stockholders' Approval") and, except as set forth in Section 4.18 of the USXX Disclosure Schedule, no other vote of the holders of any class or series of the capital stock of USXX is required to approve the Charter Amendment, this Agreement and the Merger.

         SECTION 4.19 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV, USXX MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND USXX HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY USXX, ANY SUBSIDIARY OF USXX, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ONSS OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY USXX, ANY SUBSIDIARY OF USXX, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF ONSS.

         ONSS represents and warrants to USXX as follows:

         SECTION 5.1 ORGANIZATION, EXISTENCE AND QUALIFICATION. ONSS is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Applicable Contracts. ONSS is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation, except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have an ONSS Material Adverse Effect.

         SECTION 5.2 CAPITALIZATION. The capital stock of ONSS consists of 20,000,000 shares of ONSS Common Stock, of which as of the close of business on September __, 2000, 4,841,125 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which are issued or outstanding. The issued and outstanding shares of ONSS Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in
Section 5.2 of the ONSS Disclosure Schedule, no shares of ONSS Common Stock are held, in treasury or otherwise, by ONSS and there are no outstanding (i) securities convertible into ONSS Common Stock or other capital stock of ONSS,
(ii) warrants or options to purchase ONSS Common Stock or other securities of ONSS or (iii) other commitments to issue shares of ONSS Common Stock or other securities of ONSS or any of its Subsidiaries.

         SECTION 5.3 SUBSIDIARIES; INVESTMENTS. ONSS has no Subsidiaries or investments in any Person (except for marketable securities disclosed to USXX prior to the date of this Agreement). All such capital stock owned by ONSS is free and clear of any Encumbrance (except for any Encumbrance disclosed in the ONSS SEC Documents delivered to USXX prior to the date of this Agreement, or created or incurred by this Agreement in favor of USXX, or imposed by federal or state securities laws).

         SECTION 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Related Documents by ONSS have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the ONSS Stockholders' Approval. Subject to receipt of the ONSS Stockholders' Approval and except as set forth in
Section 5.4 of the ONSS Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents by ONSS will not result in a violation or breach of any term or provision of, or constitute a default, require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of ONSS, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Applicable Contract to which ONSS is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by ONSS, when executed and delivered, will constitute valid and binding obligations of ONSS, enforceable against it in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization or moratorium or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyance and preferential transfers and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         SECTION 5.5 GOVERNMENTAL APPROVALS. Except as set forth in Section 5.5 of the ONSS Disclosure Schedule, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by ONSS is required to be obtained by ONSS in connection with the execution and delivery by ONSS of this Agreement or the Related Documents, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect.

         SECTION 5.6 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

         (a) Except as set forth in Section 5.6 of the ONSS Disclosure Schedule or as specifically described in the ONSS SEC Documents delivered to USXX prior to the date of this Agreement, to the Knowledge of ONSS, ONSS is not in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect.

         (b) Except as set forth in Section 5.6 of the ONSS Disclosure Schedule, and except for violations that could not reasonably be expected to have, individually or in the aggregate, an ONSS Material Adverse Effect, ONSS has, and is in compliance with, all Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

         SECTION 5.7 LEGAL PROCEEDINGS; ORDERS. Except as set forth in Section
5.7 of the ONSS Disclosure Schedule or as specifically described in the ONSS SEC Documents delivered to USXX prior to the date of this Agreement, there is no pending Proceeding:

         (a) that has been commenced by or against, or that otherwise relates to, ONSS that is reasonably likely to have a ONSS Material Adverse Effect; or

         (b) as of the date of this Agreement, to the Knowledge of ONSS, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering in any material respect with the Merger or any of the transactions contemplated hereby.

To the Knowledge of ONSS, except as set forth in Section 5.7 of the ONSS Disclosure Schedule, as of the date of this Agreement, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect. As of the date of this Agreement, ONSS is not subject to any Orders that are, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect.

         SECTION 5.8 SEC DOCUMENTS. ONSS has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to USXX a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by ONSS with the SEC since June 30, 2000 through the Closing Date in substantially the form filed with the SEC (the "ONSS SEC Documents"). As of their respective dates, the ONSS SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply when filed), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ONSS SEC Documents, and did not (or will not when filed) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of ONSS included in the ONSS SEC Documents (collectively, the "ONSS Financial Statements") were (or will be when filed) prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present when filed) in all material respects the financial position of ONSS, as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

         SECTION 5.9 TAXES. Except as set forth in Section 5.9 of the ONSS Disclosure Schedule, ONSS has timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to it or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and ONSS has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and has paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect. There are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of ONSS. As of the date of this Agreement, ONSS has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the ONSS Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

         SECTION 5.10 INTELLECTUAL PROPERTY. ONSS owns or possesses the rights to use the trademarks, trade names, patents, licenses and proprietary or other confidential information currently used by it in connection with its business, except where the failure to so own or possess could not reasonably be expected to have, individually or in the aggregate, an ONSS Material Adverse Effect. ONSS has no Knowledge of (i) any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any infringement of, or conflict with, the patent or patent license rights, trade names, licenses, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have an ONSS Material Adverse Effect.

         SECTION 5.11 TITLE TO ASSETS. Except (i) as set forth in Section 5.11 of the ONSS Disclosure Schedule, (ii) as specifically described in the ONSS SEC Documents delivered to USXX prior to the date of this Agreement, (iii) as set forth in Section 5.19 of this Agreement or
(iv) as set forth in Section 5.19 of the ONSS Disclosure Schedule, none of ONSS' assets are subject to any Encumbrance other than ONSS Permitted Liens.

         SECTION 5.12 INDEBTEDNESS. All outstanding principal amounts of indebtedness for borrowed money of ONSS as of the date of this Agreement are set forth in Section 5.12 of the ONSS Disclosure Schedule.

         SECTION 5.13 MACHINERY AND EQUIPMENT. Except for normal wear and tear, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect, the machinery and equipment of ONSS necessary for the conduct by it of its businesses as presently conducted are in good operating condition and in a state of reasonable maintenance and repair.

         SECTION 5.14 MATERIAL CONTRACTS. Set forth in Section 5.14 of the ONSS Disclosure Schedule is a list as of the date hereof of all Material Contracts to which ONSS is a party involving a total commitment by or to any party thereto of more than $50,000 on an annual basis or more than $100,000 on its remaining term which cannot be terminated on no more than sixty (60) days' notice without penalty or additional cost to ONSS as the terminating party. Except as specifically described in the ONSS SEC Documents delivered to USXX prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have an ONSS Material Adverse Effect, all Material Contracts of ONSS set forth in Section 5.14 of the ONSS Disclosure Schedule are in full force and effect and neither ONSS nor, to the Knowledge of ONSS, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

         SECTION 5.15 INSURANCE. Section 5.15(a) of the ONSS Disclosure Schedule sets forth a list of all policies of insurance held by ONSS as of the date of this Agreement. Since June 30, 1995, the assets and the business of ONSS have been continuously insured with what ONSS believes are reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as ONSS. As of the date of this Agreement, no notice of cancellation, non-renewal or material increase in premiums has been received by ONSS with respect to such policies, and ONSS has no Knowledge of any fact or circumstance that could reasonably be expected to form the basis for any cancellation, non-renewal or material increase in premiums, except for such cancellations, non-renewals and increases which are not, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect. ONSS is not in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of ONSS under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by ONSS as of the date hereof, except for such non-payments of premiums, cancellations, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect.

         SECTION 5.16 EMPLOYEES. Section 5.16 of the ONSS Disclosure Schedule sets forth a list as of the date of this Agreement of all the present officers and employees of ONSS, indicating each employee's position and identifying those who are part-time employees. Except as set forth in Section 5.16 of the ONSS Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certified or recognized by ONSS, and, to the Knowledge of ONSS, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between ONSS and any labor union or other collective bargaining unit representing any of the ONSS employees. There is no pending or, to the Knowledge of ONSS, Threatened labor practice complaint, arbitration, labor strike or other material labor dispute (excluding grievances) involving ONSS which are, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect. Except as set forth in Section 5.16 of the ONSS Disclosure Schedule, ONSS is not a party to any written employment agreement with any employee of ONSS.

         SECTION 5.17 EMPLOYEE BENEFIT PLANS. Except as set forth in Section
5.17 of the ONSS Disclosure Schedule:

         (a) Each of the ONSS Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "ONSS Benefit Plans" shall mean all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements, that are applicable to any employee, director or consultant of ONSS or maintained by or contributed to by ONSS.

         (b) As to any ONSS Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation ss.4043 promulgated by the PBGC have not been waived) has occurred within the last six years, no notice of intent to terminate the ONSS Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the ONSS Benefit Plan, there has been no termination or partial termination of the ONSS Benefit Plan within the meaning of
                  Section 411(d)(3) of the IRC within the last six years, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

         (c) There is no matter pending (other than qualification determination applications and filings and other required periodic filings) with respect to any of the ONSS Benefit Plans before the IRS, the Department of Labor, the PBGC or before any other Governmental Body.

         (d) Each trust funding a ONSS Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to
                  Section 501(c)(9) of the IRC has received a favorable determination letter from the IRS regarding such exempt status and to the Knowledge of ONSS has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

         (e) With respect to any ONSS Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA under which ONSS has any current liabilities, or to the Knowledge of ONSS, with respect to any such plan which within six years prior to the Closing Date, ONSS or any corporation, trade, business or entity under common control or being a part of an affiliated service group with ONSS, within the meaning of Section 414(b),
                  (c) or (m) of the IRC or Section 4001 of ERISA ("ONSS Commonly Controlled Entity") has had any liabilities, (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by ONSS or any ONSS Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of
                  Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under
                  Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of ONSS, no action, omission or transaction has occurred with respect to any such plan or any other ONSS Benefit Plan which could subject ONSS, the plan or trust forming a part thereof, or USXX to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC,
                  (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Part 6 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of ONSS, Threatened claims by or on behalf of any such plan or any other ONSS Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine claims for benefits) which could result in a material liability to ONSS, and (viii) neither ONSS nor any ONSS Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

         (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
                  (i) increase the amount of benefits otherwise payable under any ONSS Benefit Plan, (ii) result in the acceleration of the time of eligibility to participate in any ONSS Benefit Plan, or any payment, exercisability, funding or vesting of any benefit under any ONSS Benefit Plan, (iii) result in any payment becoming due to or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

         (g) ONSS is not a party to any Applicable Contract nor has it established any policy or practice, which would require it or USXX to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for ONSS during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

         (h) Each ONSS Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may by its terms be unilaterally amended or terminated in its entirety without any liability being incurred by ONSS, USXX or any Affiliate of USXX, except as to benefits accrued thereunder prior to such amendment or termination.

         (i) ONSS has not contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years, and ONSS does not have any outstanding liability with respect to any such plan.

         (j) Section 5.17(j) of the ONSS Disclosure Schedule contains a true and complete list of each ONSS Benefit Plan, and any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus, or other contract for personal services with respect to which ONSS has any liabilities with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer or owner of 5% or more of the stock of ONSS or family member of any such director, officer or stockholder, or any plan, agreement, arrangement or understanding similar to any of the foregoing. Except as set forth in Section 5.2 of the ONSS Disclosure Schedule, there are no outstanding options to purchase ONSS capital stock or other securities. ONSS has provided to USXX a complete and correct copy of each ONSS Benefit Plan (or written summary of any unwritten ONSS Benefit Plan), and with respect to each ONSS Benefit Plan, the current summary plan description, related trust agreements, related insurance contracts, the latest IRS determination letter, the last three annual reports on Form 5500 series (including all required schedules), and the most recent actuarial report and annual financial statements.

         SECTION 5.18 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.18 of the ONSS Disclosure Schedule, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a ONSS Material Adverse Effect:

         (a) To the Knowledge of ONSS, no Facility owned or operated by ONSS is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and ONSS has not received any written notification of potential or actual liability or a written request for information from any Person under or relating to a Release regulated under CERCLA or any comparable Legal Requirement with respect to it or the Facilities;

         (b) To the Knowledge of ONSS, ONSS and any Person for whose conduct it is reasonably likely to be held responsible, is currently and at all times has been, in material compliance with any Environmental Law. ONSS has not received any Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law by ONSS, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by ONSS were transported for disposal;

         (c) There are no pending or, to the Knowledge of ONSS, Threatened claims against ONSS arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which ONSS has or had a direct or indirect interest (including by ownership or use); and

         (d) ONSS has delivered or made available to USXX true and complete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by ONSS of which it has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by ONSS or any other Person for whose conduct ONSS is reasonably likely to be held responsible, with Environmental Laws.

         SECTION 5.19 NO MATERIAL ADVERSE CHANGE. Since the date of the ONSS Balance Sheet, except as described in Section 5.19 of the ONSS Disclosure Schedule, there has not been any ONSS Material Adverse Effect, except that any ONSS Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which ONSS competes or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

         SECTION 5.20 BROKERS. ONSS is not a party to, or in any way obligated under any Applicable Contract, and there are no outstanding claims against it, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement, except for a Contract with Ferris, Baker Watts, Incorporated, pursuant to which Ferris, Baker Watts, Incorporated is being paid a fee for the delivery of an opinion that the Merger Consideration to be paid to ONSS is fair from a financial point of view.

         SECTION 5.21 PROXY STATEMENT; REGISTRATION STATEMENT. None of the information supplied or to be supplied by or on behalf of ONSS in either the ONSS Proxy Statement or supplied or to be supplied by ONSS to USXX for inclusion in either the USXX Proxy Statement or the Registration Statement, will, in the case of the Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the ONSS Proxy Statement is first mailed to ONSS' stockholders, at any time the ONSS Proxy Statement is amended or supplemented, at the time of the ONSS Meeting and at the Effective Time, in the case of the ONSS Proxy Statement, at the date the ONSS Proxy Statement is first mailed to ONSS' stockholders, at any time the ONSS Proxy Statement is amended or supplemented and at the time of the ONSS Meeting and in the case of the USXX Proxy Statement, at the date the USXX Proxy Statement is first mailed to USXX's shareholders, at any time the USXX Proxy Statement is amended or supplemented and at the time of the USXX Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The ONSS Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

         SECTION 5.22 VOTES REQUIRED. Other than the approval of the Merger by the holders of a majority of the outstanding shares of ONSS Common Stock entitled to vote on the question (the "ONSS Stockholders' Approval"), no vote of the holders of any class or series of the capital stock of ONSS is required to approve this Agreement and the Merger.

         SECTION 5.23 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V, ONSS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND ONSS HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY ONSS, OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO USXX OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY ONSS, OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1 COVENANTS OF ONSS. ONSS agrees to observe and perform the following covenants and agreements:

         (a) Conduct of the Business Prior to the Closing Date. Except (i) as contemplated in this Agreement, (ii) as required by law or regulation, (iii) as set forth in Section 6.1 of the ONSS Disclosure Schedule, or (iv) as otherwise expressly consented to in writing by USXX, which consent shall not be unreasonably withheld or delayed, prior to the Closing, ONSS will:

                  (1) Not make or permit any material change in the general nature of its business as described in the ONSS Annual Report on Form 10-K for the fiscal year ending December 31, 1999;

                  (2) Maintain its Ordinary Course of Business in accordance with prudent business judgment and maintain its assets in good operating repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

                  (3) Preserve ONSS as an ongoing business and use reasonable efforts to maintain the goodwill associated with it;

                  (4) Preserve all of its licenses, authorizations and other governmental rights and permits necessary for the operation of ONSS;

                  (5)      Not enter into any Material Contract;

                  (6) Not purchase, sell, lease, dispose of or otherwise transfer or make any contract for the purchase, sale, lease, disposition or transfer of, or subject to lien, any of the assets of ONSS other than in the Ordinary Course of Business;

                  (7) Not voluntarily change in any material respect or terminate any insurance policies disclosed on Section 5.15(a) of the ONSS Disclosure Schedule that presently are in effect unless substantially equivalent coverage is obtained;

                  (8) Except as disclosed or specifically contemplated in this Agreement or in Section 6.1 of the ONSS Disclosure Schedule, and with respect to budgeted expenditures known and specifically disclosed in writing to USXX before the date of this Agreement, subject to adjustments in the Ordinary Course of Business and other deviations (which in the aggregate shall not exceed 5% on an annualized basis during the period from the date of this Agreement until the

                           Closing Date), not make any material capital expenditure or capital expenditure commitment;

                  (9) Not make any changes in financial policies or practices, or strategic or operating policies or practices, except in the Ordinary Course of Business;

                  (10) Comply in all material respects with all applicable material Legal Requirements and permits, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

                  (11) Not adopt, amend (other than amendments that reduce the amounts payable by USXX or any of its Subsidiaries or amendments required by law) or assume an obligation to contribute to any ONSS Benefit Plan or collective bargaining agreement or enter into any written employment, consulting, severance or similar Contract with any Person (including without limitation, contracts with management of ONSS or any of its Affiliates that might require payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts;

                  (12) Except in the Ordinary Course of Business or as required by the terms of any Contract in effect, or ONSS Benefit Plan in existence, as of the date of this Agreement, not grant any increase or change in total compensation, benefits or pay any bonus to any employee, director or consultant;

                  (13) Not grant or enter into or extend the term of any Contract with respect to continued employment or service for any employee, officer, director or consultant, except in the Ordinary Course of Business;

                  (14) Not make any loan or advance to any Person other than to any officer, director, stockholder or employee in the Ordinary Course of Business;

                  (15)     Not amend any of its Organizational Documents and;

                  (16) Not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within one year from the date of execution or issuance thereof, unless otherwise redeemable or subject to prepayment at any time at the option of ONSS on not more than thirty (30) days notice without penalty for such redemption or prepayment.

         (b) Cash Received upon exercise of Options and Warrants. All cash received by ONSS in connection with any exercise between the date hereof and the Closing Date of options or warrants to purchase shares of ONSS Common Stock or ONSS Units shall be placed in a designated account until the Closing. On the Closing Date, USXX shall be entitled to use the cash in such designated account toward the satisfaction of its obligations hereunder, including, without limitation, its obligation under Section 7.2(k)(i) hereunder, provided, however, that USXX shall not be entitled to receive the cash in such designated account if this Agreement is terminated.

         (c) Access to ONSS' Offices, Properties and Records; Updating Information.

                  (1) Except as may be necessary to comply with any applicable law and subject to any applicable privilege (including, without limitation, the attorney-client privilege), from and after the date hereof and until the Closing Date, ONSS shall permit USXX and its Representatives to have, on reasonable notice and request, and at reasonable times, reasonable access to such of the offices, properties and employees of ONSS, and shall disclose, and make available to USXX and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to ONSS, its businesses, assets and liabilities. Without limiting the application of the Confidentiality and Non-Disclosure Agreement dated July 18, 2000 between ONSS and USXX (the "Confidentiality Agreement"), all documents or information furnished by ONSS hereunder shall be subject to the Confidentiality Agreement and Section
                           10.13 hereof.

                  (2) ONSS will notify USXX as promptly as practicable of any significant change in the Ordinary Course of Business or operation of ONSS and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting ONSS or the transactions contemplated by this Agreement, and subject to any applicable privilege (including, without limitation, the attorney-client privilege), shall use reasonable efforts to keep USXX fully informed of such events and permit USXX's Representatives access to all materials prepared in connection therewith, consistent with any applicable Legal Requirement or Contract.

                  (3) As promptly as practicable after USXX's request, subject to any applicable privilege (including, without limitation, the attorney-client privilege), ONSS will furnish such financial and operating data and other information pertaining to ONSS and its businesses and assets as USXX may reasonably request; provided, however, that nothing herein will obligate ONSS to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Contract to which it is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to USXX's external auditors (or ONSS' external auditors in the event a report by such auditors is requested by USXX) providing accounting services with respect to issuing an auditor's report required by or for USXX.

         (d) Governmental Approvals; Third Party Consents. ONSS will use its commercially reasonable best efforts to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit or Contract applicable to ONSS, including, without limitation, the approvals of those Governmental Bodies and the consents of those third parties listed in Section 5.5 and Section 5.6 of the ONSS Disclosure Schedule; provided, however that ONSS shall not be required to make any payments (other than de minimus transfer fees) with respect to obtaining the approvals and consents contemplated in this Section 6.1(d), except for payments for which ONSS is obligated under agreements with third parties existing as of the date of this Agreement with respect to such approvals and consents.

         (e) Dividends. Except as expressly consented to in writing by USXX, ONSS shall not: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or the capital stock of any Subsidiary or issue or authorize or propose the issuance of any other securities in respect of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock other than redemptions, repurchases and other acquisitions of shares of capital stock in connec tion with the administration of employee benefit plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

         (f) Issuance of Securities. Except as expressly consented to in writing by USXX or as contemplated by Section 6.1 of the ONSS Disclosure Schedule and except for issuances of shares of ONSS Common Stock pursuant to the exercise of ONSS Public Warrants, Meyerson Warrants and employee stock options, ONSS shall not issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities.

         (g) Accounting. Except as expressly consented to in writing by USXX, ONSS shall not make any changes in its accounting methods, principles or practices except as required by law, rule, regulation or GAAP.

         (h)      No Shopping.

                  (1)      Subject to the qualification and provisions of
                           Section 6.1(h)(2) below, ONSS will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiations with any parties conducted heretofore by ONSS or any of its representatives with respect to any Business Combination.

                  (2) ONSS shall not, and shall not authorize or permit any of its (or any of its Subsidiaries') officers, directors, agents, financial advisors, attorneys, accountants or other Representatives to, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a Business Combination or participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a Business Combination; provided, however, that until the later of the ONSS Stockholders' Approval, the USXX Stockholders' Approval, the date upon which USXX satisfies the condition to ONSS' obligation to close that is set forth in Section 7.2(l) hereof, and such other date upon which USXX (which shall have no obligation but may do so in its sole discretion) waives in writing its condition of Closing set forth in Section 7.1(n), ONSS may, in response to an unsolicited written proposal from a third party with respect to a Business Combination, (i) furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party if ONSS' Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and its outside counsel, in each case with customary qualifications, that the failure to take any of such actions could result in a breach of fiduciary duty by ONSS' Board of Directors under applicable law, (ii) in connection with any Business Combination proposal, take and disclose to ONSS' stockholders a position in favor of such proposal or not in favor of the transactions contemplated hereby in connection therewith, if ONSS' Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and its outside counsel, in each case with customary qualifications, that such Business Combination is a Superior Proposal and that the failure to do any of the foregoing actions could result in a breach of the fiduciary duties of ONSS' Board of Directors under applicable law and (iii) make such disclosure to ONSS' stockholders which in the good faith judgment of ONSS' Board of Directors is required by applicable law, based on the advice of its outside counsel. Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from such third party, ONSS will
                           (i) provide written notice to USXX to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and
                           (ii) receive from such third party an executed confidentiality agreement containing customary terms and conditions for transactions of such nature.

                  (3) Except as expressly permitted by this Section 6.1(h), neither the ONSS Board of Directors nor any committee thereof may, (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to USXX, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement,
                           (ii) approve or recommend, or propose publicly to approve or recommend, a Business Combination or (iii) cause ONSS to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination. Notwithstanding the foregoing, until the later of the ONSS Stockholders' Approval, the USXX Stockholders' Approval, the date upon which USXX satisfies the condition to ONSS' obligation to close that is set forth in Section 7.2(l) hereof, and such other date upon which USXX (which shall have no obligation but may do so in its sole discretion) waives in writing its condition of Closing set forth in Section 7.1(n), in response to an unsolicited Business Combination proposal from a third party, if ONSS' Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, that such proposal is a Superior Proposal and that failure to do any of the actions set forth in clauses (i),
                           (ii) or (iii) above could result in a breach of the fiduciary duties of ONSS' Board of Directors under applicable law, ONSS' Board of Directors may (i) withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Business Combination or cause ONSS to enter into a Business Combination and (ii) subject to ONSS having paid to USXX the fees described in Section 8.3(a) hereof and having entered into a definitive agreement with respect to such Business Combination proposal, terminate this Agreement; provided, however, that prior to entering into a definitive agreement with respect to a Business Combination proposal, ONSS shall give USXX at least five (5) day's notice thereof (which notice shall include a copy of the proposed definitive agreement), and shall cause its Representatives to, negotiate with USXX to make such adjustments in the terms and conditions of this Agreement as would enable ONSS to proceed with the transactions contemplated herein on such adjusted terms; provided, further, that if ONSS and USXX are unable to reach an agreement on such adjustments within five (5) days after such notice from ONSS, ONSS may enter into such definitive agreement, subject to the provisions of Article VIII.

                  (4) ONSS shall notify USXX orally and in writing of any such offers or proposals (including, without limitation, the material terms and conditions of any such offer or proposal and the identity of the Person making it) within one (1) business day of the receipt thereof, and, subject to the terms and conditions of any confidentiality agreement entered into by ONSS in accordance with Section 6.1(h)(2), shall use commercially reasonable efforts to keep USXX informed of the status and details of any such offer or proposal and shall give USXX one (1) business day advance notice of the first delivery of non-public information to such Person.

                  (5) For purposes of this Agreement, (i) "Business Combination" means (other than the transactions contemplated or permitted by this Agreement) (A) a merger, consolidation or other business combination, share exchange, issuance of shares of capital stock, tender offer or exchange offer, or similar transaction involving ONSS, (B) acquisition in any manner, directly or indirectly, of a majority interest in the capital stock of, or an equity interest in a material portion of the assets of, ONSS, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in ONSS, or (C) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the Ordinary Course of Business) of ONSS and (ii) "Superior Proposal" means a proposed Business Combination that ONSS' Board of Directors determines, after consulting with ONSS' financial advisors and outside counsel, is superior (taking into account the financial terms of the proposed Business Combination and all other factors that the ONSS Board of Directors determines in good faith to be relevant) to the transactions contemplated hereby and it appears that the party making the proposal is reasonably likely to be able to consummate the Business Combination, including funding therefor.

         (i)      Solicitation of Proxies; ONSS Proxy Statement. Subject to
                  Section 6.1(h), ONSS shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the ONSS Stockholders' Approval. By the Voting Agreement and Proxy of even date herewith, the ONSS shareholders thereto who collectively hold approximately 23% of the voting shares of ONSS Common Stock have agreed to vote, or cause to be voted, all of the shares of ONSS Common Stock owned by such shareholders in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement.

         (j)      ONSS Stockholders' Approval.


                  (1)      Subject to the provisions of Section 6.1(h) and
                           Section 6.1(j)(2), ONSS shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including all adjournments thereof, the "ONSS Meeting") for the purpose of securing the ONSS Stockholders' Approval,
                           (ii) distribute to its stockholders the ONSS Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents,
                           (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with USXX with respect to each of the foregoing matters.

                  (2) The ONSS Meeting for the purpose of securing the ONSS Stockholders' Approval, including any adjournments thereof, will be held on such date or dates as ONSS and USXX mutually determine.

         (k) Rule 145 Letters. ONSS shall promptly identify to USXX all officers and directors of ONSS and any other persons who are "affiliates" within the meaning of such term as used in Rule 145 under the Securities Act ("Rule 145 Affiliates"), and ONSS shall use its reasonable efforts to provide to USXX undertakings from such persons ("Rule 145 Letters") to the effect that no disposition of shares of USXX Common Stock received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of said Rule 145, as amended from time to time, or except in a transaction which, in the opinion of legal counsel satisfactory to USXX, is exempt from registration under the Securities Act.

         (l) Financing Activities. ONSS shall cooperate, to the fullest extent commercially reasonable and practicable, with USXX's requests with respect to refinancing by ONSS of the current maturities of any of its indebtedness, and any repurchase, redemption or prepayment by ONSS of any of its indebtedness that may be required prior to or because of the Merger or that USXX may request that ONSS effect prior to the Merger, so as to permit USXX to have the maximum opportunity to refinance, on or promptly after the Closing Date without any penalty except as may be due pursuant to the terms of ONSS' indebtedness as in effect on the date of this Agreement, any of ONSS' indebtedness outstanding on the Closing Date; provided, however, that ONSS shall not be required to consummate prior to the Effective Time any such refinancing, repurchase, redemption or repayment requested by USXX.

         (m) ONSS Disclosure Schedule. On the date hereof, ONSS has delivered to USXX the ONSS Disclosure Schedule, accompanied by a certificate signed by an executive officer of ONSS stating the ONSS Disclosure Schedule is being delivered pursuant to this Section 6.1(m). The ONSS Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of ONSS contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the ONSS Disclosure Schedule.

         SECTION 6.2 COVENANTS OF USXX. USXX agrees to observe and perform the following covenants and agreements:

         (a) Governmental Approvals; Third Party Consents. USXX will use its commercially reasonable best efforts at USXX's sole expense to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit, Contract or agreement applicable to USXX, including, without limitation, the approvals of those Governmental Bodies and the consents of those third parties listed in Section 4.5 of the USXX Disclosure Schedule.

         (b) Employee Benefits. With respect to the employees of the Surviving Corporation, except as otherwise specified herein, USXX agrees to make up to 3,600,000 options to purchase shares of USXX Common Stock available at Closing for grant to employees of the Surviving Corporation (which includes 1,000,000 for Christopher Weiler as contemplated by Exhibit A hereof and 600,000 for Allen Outlaw). The exercise price for such options shall be $1.00 per share and such options shall vest pro rata over four years. These grants will be made by the Compensation Committee of the Board of Directors of USXX after taking into consideration Mr. Weiler's recommendation.

         (c) Blue Sky Permits. USXX shall use its commercially reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by the Agreement, and will pay all expenses incident thereto.

         (d) ONSS Indebtedness. On the Closing Date, USXX shall either pay or refinance any indebtedness of ONSS that will become due as a result of the transactions contemplated hereby.

         (e) Officer of Surviving Corporation. From the Effective Time until the earlier of his resignation or removal, Christopher
                  J. Weiler shall serve as President and Chief Executive Officer of the Surviving Corporation. On the Closing Date, USXX shall cause the Surviving Corporation to assume Mr. Weiler's existing employment agreement, as amended to reflect the terms set forth on Exhibit A.

         (f) USXX Disclosure Schedule. On the date hereof, USXX has delivered to ONSS the USXX Disclosure Schedule, accompanied by a certificate signed by an executive officer of USXX stating that the USXX Disclosure Schedule is being delivered pursuant to this Section 6.2(f). The USXX Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of USXX contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the USXX Disclosure Schedule.

         (g) Conduct of the Business Prior to the Closing Date. Except (i) as contemplated in this Agreement, (ii) in connection with the proposed sale of its Prison Industry Enhancement business,
                  (iii) as required by law or regulation or (iv) as otherwise expressly consented to in writing by ONSS, which consent will not be unreasonably withheld or delayed, prior to the Closing, USXX will:

                  (1) Not make or permit any material change in the general nature of its business;

                  (2) Maintain its present operations in the Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

                  (3) Preserve USXX as an ongoing business and use reasonable efforts to maintain the goodwill associated with USXX; and

                  (4) Preserve all of USXX' licenses, authorizations and other governmental rights and permits necessary for the operation of USXX.

          (h) Access to USXX's Offices, Properties and Records; Updating Information.


                  (1) Except as may be necessary to comply with any applicable law and subject to any applicable privilege (including, without limitation, the attorney-client privilege), from and after the date hereof and until the Closing Date, USXX and its Subsidiaries shall permit ONSS and its Representatives to have, on reasonable notice and request, and at reasonable times, reasonable access to such of the offices, properties and employees of USXX and its Subsidiaries, and shall disclose, and make available to ONSS and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to USXX, its Subsidiaries and their respective businesses and assets. Without limiting the application of the Confidentiality Agreement, all documents or information furnished by USXX and its Subsidiaries hereunder shall be subject to the Confidentiality Agreement and Section 10.13 herein.

                  (2) USXX will notify ONSS as promptly as practicable of any significant change in the Ordinary Course of Business or operation of USXX or any of its Subsidiaries and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting USXX or any of its Subsidiaries or the transactions contemplated by this Agreement, and subject to any applicable privilege (including, without limitation, the attorney-client privilege), shall use reasonable efforts to keep ONSS fully informed of such events and permit ONSS' Representatives access to all materials prepared in connection therewith consistent with any applicable Legal Requirement or Contract.

         (i) Financing. Prior to the Closing Date, USXX shall use commercially reasonable efforts to obtain financing on commercially reasonable terms necessary for payment of (i) the Cash Consideration at Closing and (ii) any indebtedness of ONSS that will become due as a result of the transactions contemplated hereby. From the Closing Date until the date twelve months thereafter, USXX shall use its reasonable efforts to make available to the Surviving Corporation at least Five Million Dollars ($5,000,000). The use of such funds would be based on requests by the Surviving Corporation's Chief Executive

                  Officer, subject to the approval of the Board of Directors of USXX as to the application of such funds in light of the anticipated returns on investment.

         (j) Solicitation of Proxies; USXX Proxy Statement. USXX shall use its reasonable best efforts to solicit from USXX's shareholders proxies in favor of the Charter Amendment and, if USXX in its sole discretion determines it is advisable, the Merger, and shall take all other action necessary or advisable to secure the USXX Stockholders' Approval. By the Voting Agreement and Proxy of even date herewith, certain stockholders of USXX who collectively hold approximately 75% of the voting shares of USXX Common Stock (including shares of Series A Stock and Series C Stock, which vote together with USXX Common Stock) have agreed to vote, or cause to be voted, all of the shares of USXX Common Stock and capital stock of USXX owned by such stockholders in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement (including, without limitation, the Charter Amendment).

         (k)      USXX Stockholder Approval.


                           (1) Subject to the provisions of Section 6.2(k)(2),
                  USXX shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting (or meetings, if USXX in its sole discretion determines that a separate meeting with respect to the Merger is advisable) of its shareholders (individually or collectively, including all adjournments thereof, the "USXX Meeting") for the purpose of securing the USXX Stockholders' Approval, (ii) distribute to its shareholders the USXX Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents, (iii) recommend to its shareholders the approval of the Charter Amendment and, if applicable, this Agreement and the transactions contemplated hereby, and (iv) cooperate and consult with ONSS with respect to each of the foregoing matters.

                           (2) If necessary, any USXX Meeting for the purpose of
                  securing the USXX Stockholders' Approval of this Agreement and the transactions contemplated hereby, including any adjournments thereof, will be held on such date or dates as ONSS and USXX mutually determine.

         SECTION 6.3 ADDITIONAL AGREEMENTS.

         (a) The Registration Statement, the ONSS Proxy Statement and the USXX Proxy Statement. As soon as practicable after the date hereof, ONSS and USXX shall take such reasonable steps as are necessary for the prompt preparation and filing with the SEC of (i) the ONSS Proxy Statement by ONSS, (ii) the USXX Proxy Statement by USXX and (iii) the Registration Statement, which will include information contained in the ONSS Proxy Statement, by USXX. The foregoing shall include without limitation: (i) obtaining and furnishing the information required to be included therein,

                  (ii) after consultation between ONSS and USXX, responding promptly to any comments made by the SEC with respect to the ONSS Proxy Statement, the USXX Proxy Statement and the Registration Statement and any amendments and preliminary versions thereof and (iii) causing the Registration Statement to become effective, the ONSS Proxy Statement to be mailed to ONSS' shareholders at the earliest practicable date and the USXX Proxy Statement to be mailed to USXX' shareholders at the earliest practicable date. ONSS agrees, as to information with respect to ONSS, its officers, directors, shareholders and Subsidiaries contained in the Registration Statement, the ONSS Proxy Statement and the USXX Proxy Statement, and USXX agrees, as to information with respect to USXX, its officers, directors, shareholders and Subsidiaries contained in the Registration Statement, the ONSS Proxy Statement and the USXX Proxy Statement, that such information, in the case of the ONSS Proxy Statement at the time of the mailing of the ONSS Proxy Statement and (as then amended or supplemented) at the time of the ONSS Meeting, in the case of the USXX Proxy Statement, at the time of the mailing of the USXX Proxy Statement and (as then amended or supplemented) at the time of the USXX Meeting or in the case of the Registration Statement at the time of the mailing of the ONSS Proxy Statement (as then amended or supplemented), at the time of the ONSS Meeting and at the effective time of the Registration Statement, will not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, warranty, covenant or agreement is made by or on behalf of ONSS with respect to information supplied in writing by USXX for inclusion in the ONSS Proxy Statement, the USXX Proxy Statement or the Registration Statement. No representation, warranty, covenant or agreement is made by or on behalf of USXX with respect to information supplied in writing by ONSS for inclusion in the ONSS Proxy Statement, the USXX Proxy Statement or the Registration Statement. No filing of, or amendment or supplement to, the ONSS Proxy Statement, the USXX Proxy Statement or the Registration Statement shall be made by any party hereto without providing the other party with the opportunity to review and comment thereon (except for any ongoing SEC reporting required of USXX or ONSS that will be incorporated by reference and except with respect to any USXX Proxy Statement that does not contain a vote on the Merger). If at any time prior to the Effective Time any information relating to any party hereto or any of their respective officers, directors, shareholders or Subsidiaries, should be discovered by any party hereto which should be set forth in an amendment or supplement to the ONSS Proxy Statement, the USXX Proxy Statement or the Registration Statement so that the ONSS Proxy Statement, the USXX Proxy Statement or the Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly prepared, filed with the SEC and, to the extent required by law, disseminated to the shareholders of ONSS and/or the shareholders of USXX, as may be necessary.

         (b) Further Assurances. Each of ONSS and USXX agrees, and USXX agrees to cause its Subsidiaries, to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purpose of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ONSS, the officers and directors of the Surviving Corporation will be fully authorized to take, and will take, all such lawful and necessary action.

                                   ARTICLE VII

                                   CONDITIONS

         SECTION 7.1 CONDITIONS TO USXX'S AND NEWCO'S OBLIGATION TO EFFECT THE MERGER. The obligation of USXX and Newco to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

         (a) Representations and Warranties True as of the Closing Date. ONSS' representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be accurate in all material respects as of such earlier date); provided, however, that any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, ONSS Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

         (b) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement to be performed and complied with by ONSS shall have been performed and complied with in all material respects prior to or at the Closing Date.

         (c) Certificate. ONSS shall execute and deliver to USXX a certificate of an authorized officer of ONSS, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement applicable to ONSS have been satisfied.

         (d) Governmental Approvals. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a ONSS

                  Material Adverse Effect or a material adverse effect on the business, operations, properties, financial condition or results of operations of USXX.

         (e)      Third Party Consents. Each of the consents required under
                  Section 5.4 of this Agreement shall have been obtained to the reasonable satisfaction of USXX, other than any such consents which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a ONSS Material Adverse Effect after the Closing.

         (f) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger.

         (g) Opinion of Tax Counsel. On the Closing Date, USXX shall have received from King & Spalding, special tax counsel to ONSS, a reliance letter authorizing USXX to rely on the opinion contemplated in Section 7.2 (f) of this Agreement.

         (h) Stockholder Approvals. The USXX Stockholders' Approval and the ONSS Stockholders' Approval shall have been obtained.

         (j) Appraisal Rights. Demand for payment for shares and appraisal thereof by stockholders of ONSS in accordance with the DGCL with respect to the Merger shall not equal or exceed 5 percent of the shares of ONSS Common Stock entitled to vote on the Merger.

         (k) Rule 145 Letters. Each Rule 145 Affiliate shall have executed and delivered to USXX a Rule 145 Letter, in form and substance reasonably satisfactory to USXX and its counsel, which letters also shall include a 90-day restriction on any sale or transfer of any of their shares of USXX Common Stock received in the Merger.

         (l) Registration Statement. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (m) USXX Charter Amendment. USXX's Restated Certificate of Incorporation shall have been amended to increase to at least 500,000,000 the number of shares of USXX Common Stock authorized (the "Charter Amendment").

         (n) USXX Financing. USXX shall have obtained sufficient financing for the payment of the Cash Consideration and any indebtedness of ONSS that will become due as a result of the transactions contemplated by this Agreement.

         SECTION 7.2 CONDITIONS TO ONSS' OBLIGATIONS TO EFFECT THE MERGER. The obligation of ONSS to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

         (a) Representations and Warranties True as of the Closing Date. USXX's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be accurate in all material respects as of such earlier date); provided, however, that any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, USXX Material Adverse Effect) shall have then been , and shall then be, accurate in all respects.

         (b) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement to be performed and complied with by USXX shall have been performed and complied with in all material respects prior to or at the Closing Date.

         (c) Certificate. USXX shall execute and deliver to ONSS a certificate of an authorized officer of USXX, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement applicable to USXX have been satisfied.

         (d) Governmental Approvals. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation.

         (e) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger.

         (f) Opinion of Counsel. On the Closing Date, ONSS shall have received from King & Spalding, special tax counsel to ONSS, an opinion to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of IRC Section 368(a), and that no gain or loss will be recognized for federal income tax purposes by the stockholders of ONSS who receive USXX Common Stock in the Merger upon their receipt of the Merger Consideration, except that any realized gain will be recognized to the extent of the amount of cash received (including cash in lieu of the fractional shares).

         (g) Stockholder Approval. The USXX Stockholders' Approval and the ONSS Stockholders' Approval shall have been obtained.

         (h) Registration Statement. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (i) USXX Charter Amendment. USXX's Restated Certificate of Incorporation shall have been amended to increase to at least 500,000,000 the number of shares of USXX Common Stock authorized.

         (j) USXX Financing. USXX shall have obtained sufficient financing for the payment of the Cash Consideration and any indebtedness of ONSS that will become due as a result of the transactions contemplated by this Agreement.

         (k) ONSS Indebtedness. USXX shall have (i) paid any and all indebtedness of ONSS that will become due as a result of the transactions contemplated by this Agreement or (ii) made reasonably satisfactory arrangements to pay any indebtedness of ONSS that will become due as a result of the transactions contemplated hereby.

         (l) Portris, Inc. USXX shall have completed a $380,000 investment (representing at least a 30% equity interest) in Portris, Inc.


                                  ARTICLE VIII

                                   TERMINATION

         SECTION 8.1 TERMINATION RIGHTS. This Agreement may be terminated in its entirety at any time prior to the Closing:

         (a)      By the mutual written consent of USXX and ONSS;

         (b) By ONSS, on the one hand, or USXX, on the other hand, in writing if there shall be in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the Merger in accordance with this Agreement;

         (c) By ONSS, by written notice to USXX, if there is a breach of any representation, warranty, covenant or agreement of USXX, which breach cannot be cured and would cause the conditions set forth in Section 7.2(a) or (b) to be incapable of being satisfied;

         (d) By USXX, by written notice to ONSS, if there is a breach of any representation, warranty, covenant or agreement of ONSS, which breach cannot be cured and would cause the conditions set forth in Section 7.1(a) or (b) to be incapable of being satisfied;

         (e) By ONSS, by written notice to USXX in accordance with Section 6.1(h)(3); provided, however, that the termination described in this clause (e) shall not be effective unless and until ONSS shall have paid USXX the fee described in Section 8.3(a) and ONSS has substantially contemporaneously entered into a definitive agreement with respect to the proposed Business Combination;

         (f) By ONSS, by written notice to USXX, if the ONSS Stockholders' Approval is not obtained at the ONSS Meeting or the USXX Stockholders' Approval is not obtained at the USXX Meeting, or by USXX, by written notice to ONSS, if the ONSS Stockholders' Approval is not obtained at the ONSS Meeting or the USXX Stockholders' Approval is not obtained at the USXX Meeting;

         (g) By USXX, by written notice to ONSS, if the Board of Directors of ONSS or any committee thereof (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to USXX, the approval or recommendation by the Board of Directors or such committee of the Merger or this Agreement,
                  (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes ONSS to enter into a definitive agreement related to any Business Combination or (iv) resolves to take any of the actions specified in clause (i), (ii) and (iii) above;

         (h) By USXX, by written notice to ONSS, if a third party, including a group (as defined under the Exchange Act) acquires securities representing greater than 50% of the voting power of the outstanding voting securities of ONSS;

         (i) By either party in writing at any time after 5:00 p.m., Eastern Time, on March 31, 2001 (the "Initial Termination Date"), if the Closing has not occurred prior thereto; provided, however, that the right to terminate this Agreement under this Section 8.1(i) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if Closing has not occurred by such date because the conditions precedent to Closing set forth in Section 7.1(l) and Section 7.2(h) have not been fulfilled, then such date shall be automatically extended to June 30, 2001; or

         (j) By ONSS, if the Average Trading Price of USXX Common Stock as of the date on which the Closing would have occurred is lower than $0.675.

         SECTION 8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of any party or its Affiliates, directors, officers, stockholders, agents or other Representatives; provided, however, that (i) any fee payable under Section 8.3(a) is paid to USXX and (ii) no such termination shall relieve any party of liability for (A) any claims, damages or losses suffered by the other party as a result of the negligent or willful failure of a party to perform any obligations required to be performed by it hereunder on or prior to the date of termination or (B) any willful breach of such party's representations or warranties contained in this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of Section 8.2, Sections 10.1 through 10.6, Sections 10.8 through 10.11, and Section 10.13 of this Agreement shall survive any termination of this Agreement.

         SECTION 8.3  TERMINATION FEE; EXPENSES.

         (a)      Termination Fee. If this Agreement is terminated pursuant to
                  Section 8.1(e), 8.1(g) or 8.1(h), then ONSS shall pay to USXX promptly (but not later than five business days after notice is received from USXX) an amount equal to $1.5 million in cash and such payment shall represent a full and complete satisfaction of all of ONSS' obligations under this Agreement.

         (b) Expenses. The parties agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 8.3, if ONSS fails to pay promptly to USXX the fee due under Section 8.3(a), in addition to any amounts paid or payable pursuant to Section 8.3(a), ONSS shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee calculated using an annual percentage rate of interest equal to the prime rate published in the Wall Street Journal on the date (or preceding business day if such date is not a business day) such fee was required to be paid, compounded on a daily basis using a 360-day year.

                                   ARTICLE IX

                            INDEMNIFICATION; REMEDIES

         SECTION 9.1  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

         (a) Indemnification and Insurance. For a period of six years after the Effective Time, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of ONSS (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under ONSS' certificate of incorporation and bylaws in effect on the date hereof; provided, however, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the Effective Time, the Surviving Corporation will use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by ONSS' officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation for a cost not exceeding such amount.

         (b) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions must be made so that the successors and assigns of the Surviving Corporation will assume the obligations set forth in this Section 9.1.

         (c) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of ONSS with respect to their activities as such prior to the Effective Time, as provided in its Organizational Documents in effect on the date hereof, or otherwise in effect on the date hereof, will survive the Merger and will continue in full force and effect except for amendments to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses in respect of acts or omissions occurring prior to the Effective Time for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved).

         SECTION 9.2 REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of either party shall expire at, and be terminated and extinguished with, the Effective Time.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1 EXPENSES. Each of the parties will pay all costs and expenses of its performance of and compliance with this Agreement, except (i) as provided in Section 8.3 and as expressly provided otherwise herein, (ii) ONSS shall pay all fees and expenses of counsel for ONSS, (iii) USXX shall pay all fees and expenses of counsel for USXX and Newco and (iv) USXX and ONSS will each pay half of the combined costs of printing and mailing to the ONSS stockholders the prospectus that is a part of the Registration Statement, the USXX Proxy Statement and the ONSS Proxy Statement.

         SECTION 10.2 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested or (c) by facsimile telecopier with completed transmission acknowledged:

                  if to ONSS, to:

                  On-Site Sourcing, Inc.
                  1111 North 19th Street, Sixth Floor
                  Arlington, VA   22209
                  Attention:        Christopher J. Weiler,
                                    President and Chief Executive Officer
                  Telecopier: (703) 276-8607

                  with a copy to:

                  King & Spalding
                  1730 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20006
                  Attention: Glenn C. Campbell, Esq.
                  Telecopier: (202) 626-3737

                  if to USXX, to:

                  U.S. Technologies Inc.
                  1130 Connecticut Avenue, N.W., Suite 700
                  Washington, D.C.  20036
                  Attention:        C. Gregory Earls
                                    Co-Chairman and Co-Chief Executive Officer
                  Telecopier: (202) 466-4557

                  with a copy to:

                  Fleischman and Walsh, L.L.P.
                  1400 Sixteenth Street, N.W., Sixth Floor
                  Washington, D.C.  20036
                  Attn: Stephen A. Bouchard, Esq.
                  Telecopier: (202) 265-5706

or at such other address or number as shall be given in writing by a party to the other parties.

         SECTION 10.3 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. Any assignment in violation of the terms of this Agreement shall be null and void ab initio.

         SECTION 10.4 SUCCESSOR BOUND. Subject to the provisions of Section 10.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 10.5 GOVERNING LAW; FORUM; CONSENT TO JURISDICTION. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its rules for conflicts of law. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such court), (ii) waives any objection to the laying of venue of any such proceeding in the Chancery Court of the State of Delaware, and (iii) waives and agrees not to plead or to make, any claim that any such proceeding brought in Chancery Court of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

         SECTION 10.6 WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY SUCH PARTY MAY BE A PARTY ARISING OUT OF OR IN ANY WAY PERTAINING TO (I) THIS AGREEMENT,
(II) THE MERGER, (III) THE CONFIDENTIALITY AGREEMENT OR (IV) ANY RELATED DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES WHO ARE PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO, AND EACH SUCH PARTY HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OR TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY TO THIS AGREEMENT FURTHER REPRESENTS AND WARRANTS THAT EACH SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH SUCH PARTY'S OWN FREE WILL, AND THAT EACH SUCH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         SECTION 10.7  COOPERATION; FURTHER DOCUMENTS.

         (a) Each of the parties hereto agrees to use its respective commercially reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

         (b) Each party shall cooperate with the other party in such other party's discharge of the obligations hereunder, which shall include making reasonably available to the other party such of its personnel as have relevant information, with respect thereto.

         SECTION 10.8 CONSTRUCTION OF AGREEMENT. The terms and provisions of this Agreement represent the results of negotiations between the parties hereto and their Representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and ONSS and USXX hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

         SECTION 10.9 PUBLICITY; ORGANIZATIONAL AND OPERATIONAL ANNOUNCEMENTS. No party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

         SECTION 10.10 WAIVER. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

         SECTION 10.11 PARTIES IN INTEREST. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 9.1 are intended for the direct and irrevocable benefit of the Indemnified Parties described therein and their respective heirs or legal representatives (each such director or Indemnified Party, a "Third Party Beneficiary"), and that each such Third Party Beneficiary, although not a party to this Agreement, shall be and is a direct and irrevocable third party beneficiary of such agreements and covenants and shall have the right to enforce such agreements and covenants against the Surviving Corporation in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto.

         SECTION 10.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur to a party in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this agreement by any other party and to enforce specifically, to the fullest extent available, the terms and provisions hereof, including each party's obligation to close, in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which any party is entitled at law or in equity.

         SECTION 10.13 CONFIDENTIALITY. In the event that the transactions contemplated hereby are not consummated, each party hereto will return to the other party all information and data relating to such other party provided by such other party and any and all copies thereof, and in such event, each arty agrees to take all reasonably necessary and appropriate precautions so that none of its agents, employees, accountants, attorneys or other representatives divulge any material information relating to the business of the other party to a third party or use the same in any manner for the profit or to the benefit of the party to whom the information was provided or any such employee, agent, other representatives or a third party. The obligation of the parties hereto to keep information confidential shall not apply to:

                  (a) any information which (i) was (at the time of the disclosure thereof) generally known to the public; (ii) became known to the public through no fault of the party or any of its agents or representatives; or
(ii) was disclosed to said party by a third party who was not bound by an obligation of confidentiality to the other party;

                  (b) disclosures required to be made in accordance with any law, regulation or order of a court or regulatory agency of competent jurisdiction or authority or information included in filings pursuant hereto; or

                  (c) any disclosure of information in any action or proceeding brought to enforce any provision of this Agreement.

         SECTION 10.14 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.15 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

         SECTION 10.16 ENTIRE AGREEMENT. This Agreement, the exhibits, annexes and schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and warranties of the parties hereto with respect to the subject matter hereof.

         SECTION 10.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               [Remainder of this Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                         U.S. TECHNOLOGIES INC.



                         By:  /s/ C. Gregory Earls
                              --------------------------------------------
                              Name: C. Gregory Earls
                              Title: Co-Chairman of the Board and
                                     Co-Chief Executive Officer

                         USXX ACQUISITION CORPORATION

                         By:  /s/ C. Gregory Earls
                              --------------------------------------------
                              Name: C. Gregory Earls
                              Title: President

                         ON-SITE SOURCING, INC.

                         By:   /s/ Christopher J. Weiler
                              --------------------------------------------
                              Name: Christopher J. Weiler
                              Title: President and Chief Executive Officer




                                TABLE OF CONTENTS


                                                                                                                Page
RECITALS ..........................................................................................................1

ARTICLE I  DEFINITIONS.............................................................................................1
         Section 1.1  Certain Defined Terms........................................................................1
         Section 1.2  Other Defined Terms..........................................................................7

ARTICLE II  THE MERGER; OTHER TRANSACTIONS.........................................................................8
         Section 2.1  The Merger...................................................................................8
         Section 2.2  Effective Time of the Merger.................................................................8
         Section 2.3  Closing......................................................................................9
         Section 2.4  Certificate of Incorporation; Bylaws.........................................................9
         Section 2.5  Directors and Officers.......................................................................9

ARTICLE III  CONVERSION OF SHARES..................................................................................9
         Section 3.1  Effect of the Merger.........................................................................9
         Section 3.2  Exchange of ONSS Common Stock Certificates..................................................12
         Section 3.3  Dissenting Shares...........................................................................14
         Section 3.4  ONSS Options and the Meyerson Warrant.......................................................14
         Section 3.5  ONSS Publicly Traded Warrants...............................................................14
         Section 3.6  Conversion of ONSS Options, ONSS Public Warrants and
                           the Meyerson Warrant...................................................................15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF USXX................................................................16
         Section 4.1  Organization, Existence and Qualification...................................................16
         Section 4.2  Capitalization..............................................................................16
         Section 4.3  Subsidiaries; Investments...................................................................17
         Section 4.4  Authority Relative to this Agreement and Binding Effect.....................................17
         Section 4.5  Governmental Approvals......................................................................17
         Section 4.6  Compliance with Legal Requirements; Governmental Authorizations.............................18
         Section 4.7  Legal Proceedings; Orders...................................................................18
         Section 4.8  SEC Documents...............................................................................18
         Section 4.9  Taxes.......................................................................................19
         Section 4.10 Intellectual Property.......................................................................19
         Section 4.11 Contracts...................................................................................20
         Section 4.12 Indebtedness................................................................................20
         Section 4.13 Employee Benefit Plans......................................................................20
         Section 4.14 Environmental Matters.......................................................................23
         Section 4.15 No Material Adverse Change..................................................................23
         Section 4.16 Brokers.....................................................................................23
         Section 4.17 Proxy Statement; Registration Statement.....................................................23
         Section 4.18 Votes Required..............................................................................24
         Section 4.19 Disclaimer of Representations and Warranties................................................24



                                                                                                                Page
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ONSS.................................................................25
         Section 5.1   Organization, Existence and Qualification..................................................25
         Section 5.2   Capitalization.............................................................................25
         Section 5.3   Subsidiaries; Investments..................................................................25
         Section 5.4   Authority Relative to this Agreement and Binding Effect....................................26
         Section 5.5   Governmental Approvals.....................................................................26
         Section 5.6   Compliance with Legal Requirements; Governmental Authorizations............................26
         Section 5.7   Legal Proceedings; Orders..................................................................27
         Section 5.8   SEC Documents..............................................................................27
         Section 5.9   Taxes......................................................................................28
         Section 5.10  Intellectual Property......................................................................28
         Section 5.11  Title to Assets............................................................................28
         Section 5.12  Indebtedness...............................................................................28
         Section 5.13  Machinery and Equipment....................................................................28
         Section 5.14  Material Contracts.........................................................................28
         Section 5.15  Insurance..................................................................................28
         Section 5.16  Employees..................................................................................29
         Section 5.17  Employee Benefit Plans.....................................................................29
         Section 5.18  Environmental Matters......................................................................32
         Section 5.19  No Material Adverse Change.................................................................33
         Section 5.20  Brokers....................................................................................33
         Section 5.21  Proxy Statement; Registration Statement....................................................33
         Section 5.22  Votes Required.............................................................................33
         Section 5.23  Disclaimer of Representations and Warranties...............................................34

ARTICLE VI  COVENANTS.............................................................................................34
         Section 6.1  Covenants of ONSS...........................................................................34
         Section 6.2  Covenants of USXX...........................................................................42
         Section 6.3  Additional Agreements.......................................................................45

ARTICLE VII  CONDITIONS...........................................................................................46
         Section 7.1   Conditions to USXX's and Newco's Obligation to Effect the Merger...........................46
         Section 7.2   Conditions to ONSS' Obligations to Effect the Merger.......................................48

ARTICLE VIII   TERMINATION........................................................................................49
         Section 8.1  Termination Rights..........................................................................49
         Section 8.2  Effect of Termination.......................................................................51
         Section 8.3  Termination Fee; Expenses...................................................................51



                                                                                                                Page
ARTICLE IX  INDEMNIFICATION; REMEDIES.............................................................................52
         Section 9.1  Directors' and Officers' Indemnification....................................................52
         Section 9.2  Representations and Warranties..............................................................53

ARTICLE X  GENERAL PROVISIONS.....................................................................................53
         Section 10.1   Expenses..................................................................................53
         Section 10.2   Notices...................................................................................53
         Section 10.3   Assignment................................................................................54
         Section 10.4   Successor Bound...........................................................................54
         Section 10.5   Governing Law; Forum; Consent to Jurisdiction.............................................54
         Section 10.6   WAIVER OF TRIAL BY JURY...................................................................54
         Section 10.7   Cooperation; Further Documents............................................................55
         Section 10.8   Construction of Agreement.................................................................55
         Section 10.9   Publicity; Organizational and Operational Announcements...................................55
         Section 10.10  Waiver....................................................................................56
         Section 10.11  Parties in Interest.......................................................................56
         Section 10.12  Specific Performance......................................................................56
         Section 10.13  Confidentiality...........................................................................56
         Section 10.14  Section and Paragraph Headings............................................................57
         Section 10.15  Amendment.................................................................................57
         Section 10.16  Entire Agreement..........................................................................57
         Section 10.17  Counterparts..............................................................................57

LIST OF EXHIBITS AND SCHEDULES

Exhibit A                  Employment Agreement Terms

Section 3.4                ONSS Options and the Meyerson Warrant
Section 4.2                USXX Capitalization
Section 4.3                USXX Subsidiaries; Investments
Section 4.5                USXX Governmental Approvals
Section 4.6                USXX Compliance with Legal Requirements;
                           Governmental Authorizations

Section 4.7                USXX Legal Proceedings; Orders
Section 4.8                USXX SEC Documents
Section 4.9                USXX Taxes
Section 4.11               USXX Contracts
Section 4.12               USXX Indebtedness
Section 4.13               USXX Employee Benefit Plans
Section 4.14               USXX Environmental Matters
Section 4.16               USXX Brokers
Section 4.18               Votes Required
Section 5.2                ONSS Capitalization
Section 5.5                ONSS Governmental Approvals
Section 5.6                ONSS Compliance with Legal Requirements;
                           Governmental Authorizations

Section 5.7                ONSS Legal Proceedings; Orders
Section 5.9                ONSS Taxes
Section 5.11               ONSS Title to Assets
Section 5.12               ONSS Indebtedness
Section 5.14               ONSS Material Contracts
Section 5.15               ONSS Insurance
Section 5.16               ONSS Employees
Section 5.17               ONSS Employee Benefit Plans
Section 5.18               ONSS Environmental Matters
Section 5.19               ONSS Material Adverse Change
Section 6.1                Covenants of ONSS